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                                                                    Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 2, 2001, relating to the financial statements, which appears in the 2000 Annual Report to Shareholders of Dover Corporation (the "Company"), which is incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated February 2, 2001 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.



                                                      PricewaterhouseCoopers LLP

New York, New York
June 27, 2001